Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated September 21, 2006, accompanying the consolidated financial statements (which report expresses an unqualified opinion on those financial statements) and accompanying Management’s Report on Internal Control Over Financial Reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal controls over financial reporting due to a material weakness) included in the Annual Report of The L.S. Starrett Company on Form 10-K for the year ended June 24, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of The L.S. Starrett Company on Forms S-8 (File No. 333-104123, effective March 28, 2005, File No. 333-101162, effective November 12, 2002, File No. 333-12997, effective September 27, 1996 and File No. 033-55623, effective October 15, 1994).

/s/ GRANT THORNTON LLP

Boston, Massachusetts

September 21, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-89965, 333-101123, 333-101162, 333-12997, 033-55623 on Form S-8 of our report dated September 8, 2005, relating to the consolidated financial statements of The L.S. Starrett Company appearing in this Annual Report on Form 10-K of The L.S. Starrett Company for the year ended June 24, 2006.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

September 21, 2006